UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities ExchangeAct of 1934

Date of Report (Date of earliest event reported): September 2, 2025

LUNAI BIOWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38751	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2080 Century Park East, Suite 906

Los Angeles, CA 90067

(Address of principal executive offices)

+1 (305) 918-1980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of theAct:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities ExchangeAct of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On September 2, 2025, the Court of Amsterdam (the “Court”) declared bankrupt Gedi Cube B.V. (“Gedi”), an indirect subsidiary of Lunai Bioworks, Inc. (“Lunai”), and appointed Mr. M.M. Dellebeke as the receiver in the bankruptcy. Gedi filed a voluntary petition seeking a declaration of bankruptcy due to its inability to make payments as they became due. The Company is monitoring potential impacts on its supply chain, customer relationships, and ongoing projects that were previously supported by Gedi. Management is implementing contingency plans to mitigate any business disruption. Neither Lunai nor any of its other subsidiaries are filing for bankruptcy protection, and Lunai and its other subsidiaries will continue to operate their businesses as usual.

Item 2.06 – Material Impairments

In connection with the bankruptcy described in Item 8.01, management determined on September 2, 2025 that a material impairment of assets has occurred. The Company expects to record an impairment charge for the quarter ending September 30, 2025, however, is unable to make a good faith estimate of the same or the cash expenditures resulting from the impairment charge, if any, at the time of this filing. The Company expects to report the impairment charge in its quarterly report on Form 10-Q for the quarter ended September 30, 2025 or sooner if available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUNAI BIOWORKS, INC.

By:	/s/ David Weinstein
Name:	David Weinstein
Title:	Chief Executive Officer

Date:September 5, 2025